                                                                     EXHIBIT 9.1

                            VOTING TRUST AGREEMENT

          THIS VOTING TRUST AGREEMENT ("Agreement") is made and entered into as of the 31st day of December, 1996, by and between Paul D. England, an individual resident of the State of Tennessee, Jack K. Lance, an individual resident of the State of Tennessee, Jerry McKamey, an individual resident of the State of Tennessee, Glenn W. Sturm, an individual resident of the State of Georgia and Salem Capital Corporation, a Tennessee corporation (collectively, the "Shareholders"), John W. Collins, an individual resident of the State of Georgia (the "Trustee"), and Intercept Holdings Inc., a Georgia corporation (the "Corporation").

                             W I T N E S S E T H:

          WHEREAS, in consideration of the Shareholders' services to the Corporation and/or one or more of its affiliates, the Corporation has granted, in the aggregate, options to purchase 271,250 shares of the common stock, no par value per share (the "Stock"), of the Corporation and may in the future grant other options (all such existing and hereafter granted options, collectively, the "Options") to purchase additional shares of the Stock (collectively, the "Option Shares") pursuant to the Corporation's 1996 Stock Option Plan and one or more Stock Option Agreements executed pursuant thereto by and between the Corporation and the Shareholders (collectively, the "Option Agreements"); and

          WHEREAS, pursuant to the Option Agreements, each Shareholder agreed to place upon exercise of the Options, all of the Option Shares (collectively with all other securities of the Corporation which the Shareholders hereafter own or acquire, the "Trust Shares") into a voting trust; and

          WHEREAS, the Trustee is the Chief Executive Officer of the Corporation; and

          WHEREAS, the Shareholders deem it in the best interests of the Shareholders and the Corporation to have the Trust Shares held and voted by the Trustee in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Transfer of Shares to Trustee. (a) Each Shareholder hereby assigns and transfers all of their Shares, as set forth at the end of this Agreement, to the Trustee, which Trust Shares shall be held by the Trustee subject to the terms and conditions of this Agreement. In addition, the Shareholders agree to transfer and assign, and hereby transfer and assign to the Trustee all Trust Shares, including but not limited to Stock, issued to them by the Corporation or otherwise acquired by them during the term of this Agreement, and the Shareholders agree that all such Trust Shares shall automatically be subject to this Agreement.

     (b) The share certificates of the Corporation respecting all of the Trust Shares assigned and transferred by the Shareholders to the Trustee pursuant to this Agreement shall be immediately endorsed in blank by each of the shareholders of record thereof with such endorsement guaranteed by a national bank or by a member broker of the New York or American Stock Exchange ("Medallion Guaranteed") and, as so endorsed, immediately delivered by the Shareholders to the Trustee. In addition, each Shareholder shall execute and deliver any other documents, powers, certificates or agreement required by the Corporation, its transfer agent or the Trustee for the purpose of transferring record ownership of any Trust Shares to the Trustee.

     (b) Upon receipt of certificates representing the Trust Shares and all other documents, powers or agreements required to transfer such certificates (i) the Trustee shall surrender such certificates to the Corporation to be transferred of record on the books of the Corporation to the Trustee, and (ii) upon receipt by the Trustee of new certificates, as so transferred, the Trustee shall deliver to the Shareholder one or more Voting Trust Certificates for the Trust Shares represented by such stock certificate each in the form attached hereto as Exhibit A.
          ---------

     2. Term of Voting Trust and Powers of Trust. The Voting Trust hereby declared and created shall, subject to earlier termination as hereinafter provided, continue for the full term of five (5) years from the first date on which any Shares subject hereto are transferred to the Trustee pursuant to this Agreement, and throughout such period the Trustee, as Trustee of an active trust, shall have the exclusive and unlimited right to act in respect of and to vote the Trust Shares held by him hereunder or to give written consent in lieu of voting thereon as if he were the exclusive owner of such shares, in person or by proxy at any and all meetings of the shareholders of the Corporation, for whatsoever purpose called or held, and in any and all proceedings, whether at meetings of the shareholders of the Corporation or otherwise, wherein the vote or written consent of shareholders of the Corporation may be required or authorized by law. Except as expressly limited in this Agreement, until the expiration of the term of this Agreement, the Trustee shall, in his sole and uncontrolled discretion, in respect of any and all of the Trust Shares held by him hereunder, possess and be entitled to exercise the right to vote thereon for every purpose, to execute any agreement, certificate or other document affecting the Trust Shares and the Shareholder's rights therein (including but not limited to a lock-up agreement), to waive Shareholder's any privilege in respect thereof, and to consent to any lawful act of the Corporation, as though absolute owner of the Shares, it being expressly agreed that no voting right shall pass to others by or under the Voting Trust Certificates, or by or under this Agreement, or by or under any other agreement, express or implied. The Trustee may also be a shareholder or a registered holder of one or more Voting Trust Certificates, and may serve as a director and compensated officer of the Corporation and may vote for himself, as such. The Trustee, or his successor as hereinafter provided, may directly or indirectly transact any lawful business with the Corporation, notwithstanding his position as a Trustee. The Trustee is hereby excused from the necessity of giving bond hereunder.

     3. Transfer. (a) During the term of this Agreement, no Shareholder shall sell, assign, transfer or otherwise convey or attempt to sell, assign, transfer or convey all or any of the Trust Shares or any rights therein.

          (b) Voting Trust Certificates issued by the Trustee hereunder may be transferred on the books of the Trustee upon the surrender and cancellation of such certificates duly endorsed by the registered holder thereof, with signature Medallion Guaranteed. Except as provided in Section 6 of this Agreement, delivery of such voting trust certificates, duly endorsed in blank, by the registered holder thereof, as aforesaid, shall vest title thereto and all rights thereunder in the transferees to the same extent and for all purposes as would delivery under like circumstances of negotiable instruments payable to bearer; provided, however, that the Trustee may treat the holders of record thereof, or when presented duly endorsed, as aforesaid in blank, the bearers thereof, as the owners thereof for all purposes whatsoever, and shall not be affected by any notice to the contrary; provided further, that the Trustee shall not be required to deliver any certificates hereunder without the surrender of Voting Trust Certificates calling therefor. Title to the Voting Trust Certificates, when duly endorsed and Medallion Guaranteed as aforesaid, shall, to the extent permitted by law, be transferable with the same effect as in the case of negotiable instruments.

     Every transferee of any Voting Trust Certificate or certificates issued hereunder shall by the acceptance of such Voting Trust Certificate or certificates become a party hereto with like effect as though an original party hereto, and shall be embraced within the meaning of the term "Shareholders" whenever used herein.

          (c) In connection with, and as a condition of, making or permitting any transfer or delivery of share certificates or other securities or Voting Trust Certificates under any provision of this Agreement, the Trustee may require the payment of a sum sufficient to pay or reimburse him for any stamp tax or other governmental charge in connection therewith. The transfer books for Voting Trust Certificates may be closed by the Trustee, at any time prior to the payment or distribution of dividends, or for any other purpose, or the Trustee, in his discretion, in lieu of closing the transfer books, may fix a date as the day as of which the registered holders of voting trust certificates entitled to such payment or distribution or for such other purpose shall be determined.

     4. Exchange of Shares. In case any reclassification of the shares of the Corporation shall occur due to amendment of the Articles of Incorporation of the Corporation, distribution, dividend, or otherwise the Trustee surrender the Trust Shares as may be required under the terms pursuant to which such reclassification is to be effected, and to receive and hold any and all shares issued in exchange for such surrendered Trust Shares. Following any such action, the Voting Trust Certificates issued and outstanding pursuant hereto shall be deemed to represent a proportionate number of shares or other securities so received in exchange by the Trustee. Upon any duly authorized agreement of consolidation, merger or share exchange becoming effective as by law and herein provided, then the Trustee may surrender the Trust Shares as may be required thereby, and to receive and hold hereunder any and all shares or other securities issued to him in exchange for such surrendered the Trust Shares or otherwise. The Voting Trust Certificates shall thereupon be deemed to represent a proportionate number of the shares or other securities so received by the Trustee. In the event of the distribution of the assets of the Corporation upon the dissolution thereof, the Trustee shall promptly distribute the amount thereof received by him according to the interests of such registered Voting Trust Certificate holders, upon the surrender of the Voting Trust Certificates held by them respectively, duly endorsed in blank by each of the Shareholders and Medallion Guaranteed. Upon the distribution of such assets by the Trustee, as aforesaid, this Agreement shall terminate and all liability of the Trustee for the delivery of share certificates representing the Trust Shares held by the Trustee shall likewise terminate.

     5. Dividends. During the term of this Agreement, the Shareholders shall be entitled to all dividends and other distributions on or in regard to the Trust Shares, and the Trustee shall promptly pay to the Shareholders the amount of any such dividends and distributions received by the Trustee.

     6. Restrictive Legend; Investment Intent. (a) Anything contained herein to the contrary notwithstanding, the Shareholders covenant and agree that all Voting Trust Certificates subject hereto shall be conspicuously imprinted with and subject to the terms of the following legend:

     This Voting Trust Certificate is subject to the terms, restrictions and conditions of a Voting Trust Agreement on file with Intercept Holdings Inc., dated as of December 31, 1996. The securities represented by this Voting Trust Certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Trustee of a favorable opinion of his counsel and submission to the Trustee of such other evidence as may be satisfactory to counsel to the Trustee, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

          (b) Each of the Shareholders represents and warrants that the voting trust certificates being acquired by such Shareholder pursuant hereto are being acquired for investment for such Shareholder's own account and not with a view to offer for sale or for sale in connection with the distribution or transfer thereof. Each of the Shareholders further warrants and represents that such Shareholder is neither participating in or has a direct or indirect participation in the distribution or transfer of such voting trust certificates, nor is participating in or has a participation in the direct or indirect underwriting of any such distribution or transfer of the voting trust certificates. Each of the Shareholders acknowledges and represents that he has been advised by the Trustee that the Voting Trust Certificates are not registered under the Securities Act of 1933, as amended ("1933 Act") and that the Trustee is neither presently required to file nor does it presently intend to voluntarily register under Section 12 of the Securities and Exchange Act of 1934 (the "1934 Act") and file periodic reports with the Securities Exchange Commission (the "S.E.C.") pursuant to Section 13 or 15(d) of the 1934 Act. Each of the Shareholders further warrants and represents that he has been advised by the Trustee that the Trustee has not agreed with any of the Shareholders to register any or all of the voting trust certificates for distribution in accordance with the 1933 Act, and that Corporation has not agreed with any Shareholder to comply with any exemption under the 1933 Act respecting the resale or other transfer for consideration of the Voting Trust Certificates. The Trustee has not agreed to supply any Shareholder with such information as shall be required to enable any Shareholder to make routine sales of any or all of the Voting Trust Certificates under the provisions of Rule 144 promulgated by the S.E.C. under the 1933 Act respecting "restricted securities." Accordingly, each of the Shareholders warrants and represents that he has been advised by the Trustee that the Voting Trust Certificates that each of the Shareholders is acquiring pursuant hereto must be held by each such Shareholder indefinitely unless and until subsequently registered under the 1933 Act and applicable state securities laws or unless an exemption from such registration is available.

     7. Share Issuances. In the event that the Trustee shall receive any additional securities (as defined by the 1933 Act) of the Corporation, including by way of example, and not of limitation, by way of dividend upon shares held by it under this Agreement, the Trustee shall hold such share certificates likewise subject to the terms of this Agreement, and shall issue Voting Trust Certificates representing such share certificates to the respective registered holder of the then outstanding Voting Trust Certificate entitled to such issuance.

     8. Termination. Notwithstanding anything to the contrary provided for herein, this Agreement shall terminate upon the earlier of the expiration of the term herein provided, or the closing of an underwritten initial public offering of the Corporation's Stock. Upon the termination of this Agreement as above specified, the Trustee, his guardian or personal representative, as the case may be, in exchange for, and upon surrender of, any Voting Trust Certificate then outstanding, duly endorsed in blank by the registered holder thereof with signature Medallion Guaranteed shall, in accordance with the terms hereof, and out of the Shares held by him hereunder, deliver certificates of shares of the Corporation to the registered holders of Voting Trust Certificates and thereupon all liability of the Trustee for the delivery of said share certificates shall cease and terminate. Upon termination the Trustee may call upon and require the registered holders of Voting Trust Certificates to surrender them in exchange for certificates of shares of the number of Trust Shares to which they are entitled hereunder.

     9. Expenses. The Trustee shall not be entitled to any compensation for his services as Trustee, but the Corporation shall reimburse him for all expenses and disbursements reasonably incurred by him in the performance of his duties hereunder.

     10. Liability and Indemnification. The Shareholders and the Corporation, jointly and severally, shall indemnify, defend and hold harmless the Trustee from, against and in respect of all liabilities, damages, losses, costs and expenses (including, but not limited to, attorneys' fees) incurred by him as a result of any act or omission in connection with his serving as Trustee, provided such act or omission does not constitute willful misconduct or gross negligence.

     11. Successor Trustee. In the event the Trustee resigns as Trustee, or ceases to be the Chief Executive Officer of the Corporation, or dies or is legally adjudicated incompetent during the term of this Agreement, the Board of Directors of the Corporation shall select a successor Trustee, who shall have all of the powers and duties of the Trustee hereunder. The authority, powers, duties, obligations and limitations of the original Trustee shall devolve upon such successors with the same effect as if such successors had been named as original Trustee. The successor of any person acting as Trustee shall, by written agreement, undertake the performance of the Trustee's privileges and duties under this Agreement in accordance with its terms. Whenever the sense of this Agreement so requires, the term Trustee shall mean the original Trustee or any successor Trustee.

     12. Standard of Care. In voting the Trust Shares represented by the share certificate or certificates issued to the Trustee as hereinbefore provided, the Trustee shall exercise his best judgment to the end that the business and affairs of the Corporation shall be properly managed, but, except for his own willful misconduct, the Trustee shall not assume any responsibility or liability in respect of such management, or in respect of any action taken by the Trustee, or taken in pursuance of his consent thereto, or in pursuance of his vote so cast, and the Trustee shall not incur any responsibility or liability, as Shareholder, officer or director of the Corporation, Trustee or otherwise, by reason of any error of fact or law or of any matter or thing done or omitted to be done. Other than as set forth in the preceding sentence, Trustee shall have no duty with respect to any of the Trust Shares other than the duty to use reasonable care in the safe custody of the Trust Shares in his possession. Without limiting the generality of the foregoing, Trustee shall be under no obligation to take any steps necessary to preserve the value of any of the Trust Shares or to preserve rights in the Trust Shares against any other parties, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of the Shareholders and shall be repaid to the Trustee immediately upon demand.

     13. Notices. All notices to the registered holders of Voting Trust Certificates shall be given by mail addressed to the registered holders of such Voting Trust Certificates at the addresses furnished by such registered holders to the Trustee, and any notice whatsoever when so mailed by the Trustee shall be taken and considered as though personally served on all parties hereto including the registered holders of said Voting Trust Certificates, and upon all parties becoming bound hereby, and such mailing shall be the only notice required to be given under any provision of this Agreement.

     14. Captions. The captions set forth herein are for convenience and reference only and are not intended to modify, limit, describe or affect in any way the contents, scope or intent of this Agreement.

     15. Definitions. All terms used herein which are defined in this Agreement shall have the meaning set forth in this Agreement, unless the context clearly indicates otherwise.

     16. Gender and Plural. Whenever the sense of this Agreement so requires, the masculine and/or feminine gender shall be substituted for or deemed to include the neuter and the plural the singular, and vice versa.

     17. Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     18. Actions and Proceedings. The Trustee, the Corporation and each Shareholder irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for any District of Georgia in any action or judicial proceeding brought to enforce, construe or interpret this Agreement. The Trustee, the Corporation and each Shareholder agree that any forum other than the State of Georgia is an inconvenient forum and that a suit (or non-compulsory counterclaim) brought by the Trustee, the Corporation and/or any Shareholder against the Trustee or the Corporation in a court of any state other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

     19. Miscellaneous. (a) This Agreement shall be deemed to have been made in the State of Georgia and shall be governed by and construed in all respects in accordance with the laws of the State of Georgia (excluding conflict of law principles).

          (b) Each and all of the terms and provisions of this Agreement shall be and are hereby made binding upon and inure to the benefit of the Shareholders, their heirs, legatees, personal representatives, guardians and permitted assigns.

          (c) The Trustee shall have not duty to hold meetings of holders of Voting Trust Certificates, but he shall be entitled to do so if he wishes. At least one (1) day's prior written notice of every meeting of holders of Voting Trust Certificates shall be given and such notice shall state the place, day and hour and the purpose, if any, of such meeting, but any holder of voting trust certificates may waive such notice in writing, either before or after the holding of the meeting. No notice of any adjourned meeting need be given. Every such meeting shall be held in the State of Georgia at a place designated by the Trustee, unless the holders of Voting Trust Certificates representing two-thirds of the stock held by the Trustee consent in writing to the holding thereof at another place. The failure to hold meetings, shall not in any manner or degree impair or reduce the authority of Trustee hereunder.

          (d) The holder of any Voting Trust Certificate shall immediately notify the Trustee of any mutilation, loss or destruction thereof, and the Trustee may, in his discretion, cause one or more new certificates representing the same number of Trust Shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificates, or in case of loss or destruction, upon satisfactory proof of such loss or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Trustee may require to indemnify him against loss or liability by reason of the issuance of such new certificates, but the Trustee may, in his discretion, refuse to issue such new certificates, save upon the order of a court having jurisdiction in such matters.

          (e) This Agreement shall be filed with the Trustee, and a duplicate hereof (together with updated lists of Trust Shares covered hereby) shall be filed in the principal office of the Corporation.

          (f) No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

          (g) In any provision or part of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

          (h) Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of December, 1996.

                                            SHAREHOLDERS:


State of Tennessee                          /s/ Paul D. England
         ------------------------------     -------------------------------
                                            Paul D. England
County of Davidson
          -----------------------------

The foregoing instrument was
acknowledged before me this 14th day of
December, 1996, by Paul D. England.
Witness my hand and official seal.

 /s/ Steven J. Eisen
---------------------------------------
Title of Officer
My commission expires: 5/23/98
                      -----------------
State of Tennessee                          /s/ Jack K. Lance
         ------------------------------     --------------------------------
                                            Jack K. Lance
County of Davidson
          -----------------------------

The foregoing instrument was
acknowledged before me this 14th day of
December, 1996, by Jack K. Lance.
Witness my hand and official seal.

 /s/ Steven J. Eisen
---------------------------------------
Title of Officer
My commission expires:  5/23/98
                      -----------------

State of Tennessee                          /s/ Jerry McKamey
         ------------------------------     --------------------------------
                                            Jerry McKamey
County of Davidson
          -----------------------------

The foregoing instrument was
acknowledged before me this 14th day of
December, 1996, by Jerry McKamey.
Witness my hand and official seal.

 /s/ Steven J. Eisen
---------------------------------------
Title of Officer
My commission expires:  5/23/98
                      -----------------

                                            /s/ Glenn W. Sturm
                                            --------------------------------
State of Georgia                            Glenn W. Sturm
         ------------------------------

County of Gwinnett
          -----------------------------

The foregoing instrument was
acknowledged before me this 20th day of
December, 1996, by Glenn W. Sturm.
Witness my hand and official seal.

 /s/ Sharon Jessie
---------------------------------------
Title of Officer
My commission expires:  10/24/99
                      -----------------

State of  Tennessee                         SALEM CAPITAL CORPORATION
         ------------------------------

                                            By:  /s/ Edward Murrey
                                               -----------------------------
                                            Title:    President
                                                  --------------------------
County of  Davidson
          -----------------------------

The foregoing instrument was
acknowledged before me this 14th day of
December, 1996, by ________________,
a duly authorized officer of Salem Capital
Corporation.
Witness my hand and official seal.

 /s/ Steven J. Eisen
---------------------------------------
Title of Officer
My commission expires:  5/23/98
                       ----------------

                                            TRUSTEE:

                                            /s/ John W. Collins
                                            --------------------------------
                                            John W. Collins


                                            CORPORATION:

                                            INTERCEPT HOLDINGS INC.


                                            By:  /s/ Donny R. Jackson
                                               -----------------------------
                                               Title:    President
                                                      ----------------------

                                   EXHIBIT A
                                   ---------


                            INTERCEPT HOLDINGS INC.
                           NO PAR VALUE COMMON STOCK

                           VOTING TRUST CERTIFICATE
No. ____                                                         ________ Shares


          John W. Collins, voting trustee (the "Trustee") of __________ shares of the common stock of Intercept Holdings Inc., a Georgia corporation (the "Corporation"), under that certain Voting Trust Agreement dated as of December 31, 1996 (the "Agreement"), having received the above-stated number of shares of such stock (the "Trust Shares") from _______________ (the "Shareholder") pursuant to the Agreement, hereby certifies that the Shareholder shall be entitled to receive a stock certificate for _________ fully paid shares of stock of the Corporation at the time provided in and pursuant to the terms and conditions of the Agreement. Until the Agreement terminates, the Shareholder shall be entitled to receive payments equal to any dividends and other distributions on or in regard to the Trust Shares that may be paid or distributed to the Trustee. All other rights as a shareholder associated with the Trust Shares reside in the Trustee.

          This Certificate is transferable only upon the presentation and surrender hereof to the Trustee in accordance with the Agreement. Each transferee of this Certificate takes the same subject to all the terms and conditions of the Agreement.

          IN WITNESS WHEREOF, the Trustee has executed this certificate, effective as of the _____ day of _____________, 199____.



                                            --------------------------------
                                            John W. Collins, Trustee


THIS VOTING TRUST CERTIFICATE IS SUBJECT TO THE TERMS, RESTRICTIONS AND CONDITIONS OF A VOTING TRUST AGREEMENT ON FILE WITH INTERCEPT HOLDINGS INC., DATED DECEMBER 31, 1996. THE SECURITIES REPRESENTED BY THIS VOTING TRUST CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE TRUSTEE OF A FAVORABLE OPINION OF HIS COUNSEL AND SUBMISSION TO THE TRUSTEE OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE TRUSTEE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.